Exhibit 10.02

ON DEMAND PROMISSORY NOTE

$100,000.00	Liverpool, NY	May 2, 2024
Amount	City, State	Date

FOR VALUE RECEIVED, the Undersigned, hereinafter referred to as the “Debtor”, acknowledges that it is indebted to Hallmark Venture Group, Inc. (the “Lender”) in the amount stated herein and promises to pay on demand to the order of $100,000.00, with its principal place of business at 5112 West Taft Road, Suite M, New York, 13008 the principal sum of One Hundred Thousand dollars ($100,000.00) together with interest thereon from the date hereof to maturity at an annual interest rate of 8%, compounded annually.

Said principal sum is due on demand, and in the absence of any demand is due on hundred eighty (180) Days from the date hereof. All installments, prepayments, and other payments of principal and interest are payable to Lender, care of Liberty Stock Transfer, Inc. at using the wire instructions provided below, or at such other place as the Lender or Debtor may hereafter and from time to time designate in writing.

This Note may be prepaid, in whole or in part, without penalty at any time. At maturity, or upon demand or default or failure to pay any installment of principal and interest required herein, the entire balance shall be immediately due and payable. Any remedy of Lender or Debtor upon default of the Debtor shall be cumulative and not exclusive and choice of remedy shall be at the sole election of Lender. The Debtor agrees to pay all costs of collection, including reasonable attorney’s fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. The Debtor waives demand, presentment for payment, protest and notice of protest and nonpayment of this Note and expressly agrees to remain bound for the payment of principal, interest and other sums provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of, said principal. No delay or omission on the part of the Lender or holder in exercising any rights shall operate as a waiver of such right. This Note shall be governed by the laws of the State of Florida, and each party hereto agrees to venue and jurisdiction in the federal and state courts located in Onondaga County, New York.

This Note may be assigned, in whole or in part, at the sole discretion of the Lender and does not require approval of the Debtor to approve such assignment.

[Signatures on Following Page]

[Signature Page to Demand Promissory Note]

Executed on_______________ [Date]

UNDERSIGNED:

By:

Its:	President & CEO
EIN/TIN#: